EXHIBIT 3.1 Articles of Incorporation

FEE: $8.00 Plus $1.00 Per $1,000.
FILE IN DUPLICATE
On Capital Stock
Minimum Fee $11.00
ARTICLES OF INCORPORATION

STATE OF OKLAHOMA)
COUNTY OF OKLAHOMA)

TO SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned Incorporators,

NAME             NUMBER     STREET         CITY            STATE        ZIP
-----------------------------------------------------------------------------
Terry R. Miller  612    Ottawa           Yukon,           Oklahoma     73099
Rafael Rigual    1211   N. Shartel       Oklahoma City    Oklahoma     73103
Earl L. Ward     9      S. Eagle Circle  Aurora           Colorado     80012

being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of this Corporation is: MRW Investment Management, Inc. (must end with "Corporation", "Company", "Incorporated" or "Limited" or an abbreviation of one).

ARTICLE TWO

The address of its registered office in the State of Oklahoma is 1211 N. Shartel Room 407 in the City of Oklahoma, County of Oklahoma, and the name of its registered agent at such address is Rafael Rigual.

ARTICLE THREE

The duration of the corporation is: 50 years
(Not to exceed 50 years)

ARTICLE FOUR

The purposes for which this corporation is formed are:
To buy, sell, lease, mortgage, enter into joint ventures, limited partnerships and operating agreements, regarding real or personal property.


ARTICLE FIVE

The aggregate number of shares, which the corporation shall have authority to allot, is 12,000, divided into 1 class. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS
1

PAR VALUE PER SHARE
$1.00

NUMBER OF SHARES
Common: 12,000

Preferred:
TOTAL AUTHORIZED CAPITAL: $12,000.00

ARTICLE SIX

The amount of stated capital with which it will begin business is $ 12,000.00, which has been fully paid in. (Not less than $500.00).

ARTICLE SEVEN

The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefore are:

CLASS OF SHARES
1

NUMBER OF SHARES
12,000

CONSIDERATION TO BE RECEIVED THEREFORE
$12,000.00

ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is three

(SIGNATURES OF INCORPORATORS)

/s/ Terry R. Miller
-------------------

/s/ Earl L. Ward
----------------

/s/ Rafael Riqual
------------------


STATE OF OKLAHOMA )
COUNTY OF OKLAHOMA) ss.

Before me, a Notary Public in and for said County and State on this 1st day of April 1980, personally appeared Terry R. Miller, Earl L. Ward and Rafael Rigual to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledge to be that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

/s/ Mica L. Maloney
--------------------
(Notary Public)

My Commission expires 12/26/83 (SEAL)

(This form must be executed and attached to Articles of Incorporation)


AFFIDAVIT AS TO PAID IN CAPITAL


STATE OF OKLAHOMA )
)  SS
COUNTY OF OKLAHOMA)


Terry A. Miller, 612 Ottawa, Yukon, Oklahoma 73099, Rafael Rigual, 1211 N. Shartel, Oklahoma City, Oklahoma 73103, and Earl L. Ward, 9 S. Eagle Circle, Aurora, Colorado 80012 of lawful age, being first duly sworn, each for himself deposes and says that the above-named affiants constitute a majority of the incorporators of MRW Investment Management, Inc. a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached Articles of Incorporation, has been fully paid in.

/s/ Terry Miller
----------------

/a/ Rafel Riqual
----------------

/s/ Earl L. Ward
----------------


Subscribed and sworn to before me this 1st day of April, 198O.

/s/ Mica L. Maloney
--------------------
Notary Public

My Commission Expires: 12/26/8

AMENDED ARTICLES 0F INCORPORATION
(Minimum)

PLEASE NOTE: This form must be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of Twenty-five Thousand Dollars ($25,000.00) the filing fee shall be an amount equal to one-tenth, of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned,

                          Address                City, State and Zip
------------------------------------------------------------------------
Terry R. Miller      612 Ottawa                 Yukon, Oklahoma  73099

Rafael Rigual        1211 North Shartel         Oklahoma City, Oklahoma 73103

Earl C. Ward         9 South Eagle Circle       Aurora, Colorado 80012

being persons legally competent to amend the Articles of incorporation pursuant to the provisions of the "Business Corporation Act" of the State of Oklahoma do hereby execute and submit the following amended Articles of Incorporation.

(1) The name of the corporation is O-Petro Energy, Corp. (Formerly MRW Investment Management, Inc.) (If the corporate name is changed, please show the former name also).

(2)  A. No Change, As Filed
     B. As Amended - The address of the registered office in Oklahoma is 1200 N. Walker Suite 202, Oklahoma City, Oklahoma 72103, and the name of the registered agent at such address is Earl C. Ward

(3)  A. No Change, As Filed _______________
     B. As Amended - the duration of the corporation is Perpetual.

(4)  A. No Change, As Filed ________________
     B. As Amended - the purpose or purposes for which the corporation is formed are: Please see attached Amended Articles of Incorporation.


(5)  A. No Change, As Filed ________________
     B. As Amended - the aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

CLASS        SERIES          NUMBER OF SHARES     PAR VALUE - NO PAR VALUE
Common Stock    N/A               100,000,000                  $.001

(6)  A. No Change, As Filed _________________
     B. As Amended - the amount of stated capital with which the corporation shall have is $100,000, which has been fully paid in (must be at least $500.)

(7)  A. No Change, As Filed _________________
     B. As Amended - the number and class of shares to be allotted by the corporation consideration to be received therefore axe:

CLASS                 SERIES   NUMBER OF SHARES          CONSIDERATION TO BE
RECEIVED
Common Stock             N/A        18,500,000           Cash -       $88,000
$.001 Par value                                          Securities - $12,000
(provable cost basis)
                                                        Total -      $100,000

(8)  A. No Change, As Filed __________________ not less than TOTAL
     B. As Amended - the number of directors is 3 nor more than 10. Please see attached Amended Articles of Incorporation for the Corporation.


(OKLA. - 1212 - 10/8/79)

PLEASE COMPLETE ONE OF THE FOLLOWING, (9) (10) or (12), depending upon the method of execution of the amended Articles of Incorporation.

(9) IF SUCH AMENDMENT BE BY THE CORPORATION UPON THE APPROVAL OF THE SHAREHOLDERS, SUCH AMENDED ARTICLES SHALL, FURTHER SET FORTH:

     (a) Such amendment was proposed by a resolution of the Board of Directors on the ____day of April 1981.

     (b) The amendment was adopted by a vote of the shareholders in, accordance with the provisions of 18 O.S. 1971, X 1.153.

     (c) The meeting of the shareholders of the corporation at which the amendment was adopted was held at 1321 Bannock St., Denver, Colorado 80204

     (d) Notice of the meeting was given by Waiver of Notice & Consent to Meeting for a period of____________________.

     (e) The class and number of shares voted for and against such amendment was:

CLASS           NUMBER OF SHARES          VOTED FOR       VOTED AGAINST
Common Stock         12,000                12,000              -0-

(Corporate Seal)
O-Petro Energy, Corp. (Formerly MRW Investment Management, Inc.)
----------------------------------------------------------------
Exact Corporate Name

Attest:
     /s/ Earl L. Ward
      ----------------
By it's  Earl L. Ward      Secretary

     /s/ Terry R. Miller
     -------------------
by its   Terry R. Miller   President

(10) IF SUCH AMENDMENT BE BY THE INCORPORATORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH; (a) No shares of the corporation have been allotted; (b) The corporation has not begun or transacted any business or incurred any indebtedness except such business or indebtedness as shall have been incidental to its organization or to the obtaining of subscriptions or payment for its shares; and (c) No subscriptions have been taken and no shares have been subscribed for: OR Subscriptions have been taken and shares subscribed for, and the subscribers for at least two/thirds of such number of shares have signed and filed with the Incorporators-Secretary of the corporation their written consent to the amendment. As provided for in 18 0. S. 1971, X 1.152.

(Majority of Incorporators must sign)
=========================================

/s/ Monica G. Ehjrengeller
--------------------------
NOTARY PUBLIC
(Notarial Seal)
My Commission expires: 3/18/85


(11) IF SUCH AMENDMENT BE BY THE BOARD OF DIRECTORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:

     (a) The general nature of the amendment is__________

     (b) As provided for in 18 O. S. 1971, X 1.162, a resolution of amendment was adopted at a meeting duly called on the ______day of_______________, 19___.

(Majority of Directors must sign)
=========================================

(Corporate Seal)
Subscribed arid Sworn to before me this_______day of______________, 19___

__________________ NOTARY PUBLIC    My Commission expires ______ (Notarial Seal)

AMENDED ARTICLES OF INCORPORATION

FOR

MRW INVESTMENT MANAGEMENT, INC.



ARTICLE I
The corporate name of the corporation shall be: O-PETRO ENERGY CORP.



ARTICLE II
The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

(a) To carry on all business relating to the development and utilization of natural resources and to do all acts and things incidental to such businesses; to explore for, mine, mill, concentrate, convert, smelt, treat, refine, prepare for market, manufacture, buy, sell, exchange and otherwise produce, process and deal in all kinds of ores, metals, minerals, oil, natural gas, timber and timber rights, water power and all other natural products and the products and by-products thereof of every kind and description and by whatever means the same can be and may hereafter be produced, processed, handles, or dealt in; and generally and without limit as to amount, to buy, sell, exchange, lease, acquire, deal in lands, mines and mineral rights and claims, timber and timber rights, interests in oil and gas rights, plants, pipelines and all other means of property transmission and transportation, and to make all contracts and do all things proper, incidental and conducive to the complete attainment of such purpose and to transact all lawful business for which corporations may be incorporated pursuant to the Oklahoma Business Corporation Act.

(b) To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any arid every class and description, within or without the State of Oklahoma.

(c) To acquire the goodwill, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of the corporation, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

(d) To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and, while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

(e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyright or otherwise.

(f) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

(g) To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable, transferable or nontransferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

(h) To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled to vote for directors.

(i) To purchase, take, own, hold, deal in, mortgage or otherwise pledge, and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Oklahoma.

(j) To purchase, hold, sell and transfer the shares of its capital stock.




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(k) To have one or more offices and to conduct any or all operations and business and to promote its objects, within or without the State of Oklahoma, without restrictions as to place or amount.

(1) To do any or all of the things herein set forth as principal, agent, contractor, trustee, partner or otherwise, alone or in company with others.

(m) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses ox paragraph of these Amended Articles of Incorporation.

(n) The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the state of Oklahoma.

ARTICLE III

The authorized capital stock o(pound) the corporation is 100,000,000 shares of common stock, $.001 par value. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances fox the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefore shall be conclusive and said stock when issued shall be fully paid and no assessable.

ARTICLE IV

The corporation shall have perpetual existence.

ARTICLE V

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, provided that the number of directors shall not be reduced to less than three, nor increased to more than ten.

The name and post office address of the incorporators are as follows:



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


Terry R. Miller
612 Ottawa Street
Yukon, Oklahoma 73099

Rafael Rigual
1211 N. Shartel
Oklahoma City, Oklahoma 73103

Earl L. Ward
9 South Eagle Circle
Aurora, Colorado 80012


The names and post office addresses of the original Board of Directors are as follows:

Terry R. Miller
612 Ottawa Street
Yukon, Oklahoma 73099

Rafael Rigual
1211 N. Shartel
Oklahoma City, Oklahoma 73103

Earl L. Ward
9 South Eagle Circle
Aurora, Colorado 80012

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present.

To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Hoard of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual, and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders.





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


The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its good will, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

The Board of Directors shall have power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

The Board of Directors may, from time to time, distribute to its shareholders, without the approval of the stockholders, in partial liquidation, out of, stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with Title 18, Section 1-132 of the Oklahoma Statutes.

The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.


ARTICLE VI

The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:




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


No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director tar officer of such other firm or corporation: or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest, which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until, such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director ox other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties, which he may have to the corporation.


ARTICLE VII

Each director and each officer of the corporation shall be indemnified by the corporation as follows:



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


(a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent o(pound) another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contender or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnifications for such expenses which such court deems proper.

(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.




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(d) Any indemnification under Sections (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose,

(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section (d) of this Article, upon receipt of 'an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee ox agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.




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


ARTICLE VIII

The registered office of said corporation shall be located at 1211 North Walker, suite 202, Oklahoma City, State of Oklahoma, and the initial registered agent of the corporation shall be Rafael Rigual, Oklahoma City, State of Oklahoma.

Part or all of the business of said corporation may be carried on in any place in the State of Oklahoma or beyond the limits of the State of Oklahoma, in other states or territories of the United States and in foreign countries.

ARTICLE IX

Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

ARTICLE X

No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.




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


ARTICLE XI

Meetings of shareholders may be held at such time and place, as the Bylaws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.



ARTICLE XII

Cumulative voting shall not be allowed.



ARTICLE XIII

These Articles of incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders of the shares entitled to vote thereon.


ARTICLE XIV

Any action for which the Oklahoma Statutes require the approval of two-thirds of the shares or any class or series entitled to vote with respect thereto, unless otherwise provided in the Articles of incorporation, shall require for approval, the affirmative vote of a majority of the shares or any class or series outstanding and entitled to vote thereon.

FEE: $50.00
(Minimum)

FILED
Mar 5 1990
Oklahoma Secretaery of State
FOR OFFICE USE ONLY

AMENDED
CERTIFICATE OF INCORPORATION
(After Receipt of Payment of Stock)

FILE IN DUPLICATE

PRINT CLEARLY

SOS CORP. KEY:
-----------------

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of l%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105.

The undersigned Oklahoma Corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.   A. The name of the corporation is: O-Petro Energy Corp.
     B. As amended: The name of the corporation has been changed to: Primary Development Corporation

2.   A. No change, as filed ______
     B. As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is: Michael
     J. Tullius 1510 N. Klein Oklahoma City, OK 73106

      NAME, STREET, (P.O. BOXES ARE NOT ACCEPTABLE), CITY, COUNTY, ZIP CODE

3.   A. No Change, as filed __X__
     B. As amended: The duration of the corporation is:
     _______________________________

4.   A. No change, as filed __X__
     B. As amended: The purpose or purposes: for which the corporation is formed are:

5.   A. No change, as filed ______
     B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES          SERIES         PAR VALUE PER SHARE

Common Stock                 n/a                    .001
Preferred N/A                n/a                    n/a

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendments; to the Certificate of incorporation of said corporation, declaring said amendment (s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in savor of the amendment (s).

SUCH AMENDMENT (S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 0. S.  11077.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its __X__ President and attested by its __X__ Secretary, this 1st day of March, 1990.





BY
     /s/ D. M. McDonald
     ------------------
         D. M. McDonald,   President
(PLEASE PRINT NAME)

ATTEST:


/s/ S. Don Swaby
----------------
Secretary

    S. Don Swaby________________________
(PLEASE PRINT)



















(SOS FORM 0004-11/86)

FEE: $50.00
(Minimum)

FILED
Aug 10 1995
Oklahoma Secretary of State
FOR OFFICE USE ONLY

AMENDED
CERTIFICATE OF INCORPORATION
(After Receipt of Payment of Stock)

FILE IN DUPLICATE

PRINT CLEARLY

SOS CORP. KEY:
-----------------

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

T0 THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105:

The Undersigned Oklahoma Corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.   A. The name of the corporation is: Primary Development Corporation
     B. As amended: The name of the corporation has been charged to: Bingo & Gaming International Inc.

2.   A. No change, as filed __X __.
     B. As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is: N/A

NAME, STREET ADDRESS (P.O. BOXES ARE NOT ACCEPTABLE), CITY, COUNTY, ZIP CODE

3.   A. No change, as filed __X __.
     B. As amended: The duration of the corporation is: N/A

4.   A. No change, as filed __X__
     B. As amended: The purpose or purposes for which the corporation is formed are: N/A

5.   A. No change, as filed __X __.
     B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES               SERIES          PAR. VALUE FOR SHARE

Common    ___N/A__________

Preferred __________________

TOTAL NO. SHARES ______                        TOTAL AUGHORIZED CAPITAL

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 19 O.S., 11077.

This Amendment shall be effective as of August 28, 1995.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its CEO this 31st day of July, 1995.

/s/ Henry A. Anawaty
--------------------
BY          President

Henry A. Anawaty
(PLEASE PRINT NAME)

ATTEST:

/S/ Reid Funderburk
-------------------
               CEO

Reid Funderburk
(PLEASE PRINT NAME0

(SOS FORM 0004-11/86)

AMENDED CERTIFICATE OF INCORPORATION OF

BINGO & GAMING INTERNATIONAL, INC.


     George Majewski and Robert Chappell, the President and Secretary, respectively, of Bingo & Gaming International, Inc., an Oklahoma corporation (the "Company"), do hereby certify:


I

Pursuant to Section 1077 of the Oklahoma General Corporation Act, the Certificate of Incorporation shall be amended as follows:

(a) The name of the Company is "BGI, Inc."
(b) In addition to its authorized class of one mill ($0.001) par value common stock, the Company shall be authorized to issue a class of 10,000,000 shares of one mill ($0.001) par value non-voting preferred stock, with such dividend and conversion rights as the Board of Directors may determine. The shares of preferred stock will not have any pre-emptive right to acquire additional securities of the Company.


II

The foregoing amendments were adopted by the votes of the Company's Board of Directors and the holders of a majority of the Company's outstanding common stock in accordance with Section 1077 of the Oklahoma. General Corporation Act.

III

The number of shares entitled to vote on the above-referenced amendments was $8,859,389.

IV

The number of shares voted in favor of the change of the Company's name was 4,674,014, with 5,524 voted against and none abstaining.

V

The number of shares voted in favor of the authorization of a class of non-voting preferred stock was 4,608,542, with 70,628 shares voted against and 368 abstaining.

/s/ George Majewski
-------------------

/s/ Robert Chappell
-------------------


STATE OF TEXAS)
)SS
COUNTY OF TRAVIS)

On the 5th day of October 1999, personally appeared before me, a Notary Public, George Majewski and Robert Chappell, who acknowledged that they are the President and the Secretary, respectively, of Bingo & Gaming International, Inc., and that they are authorized to and did execute the above instrument and that the facts stated therein are true.

/s/ Sheila A. Hobson
--------------------
NOTARY PUBLIC

(Notarial Seal)